STOCK PURCHASE AGREEMENT



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                                           STOCK PURCHASE RIGHT ISSUED (#) ____

                           STOCK PURCHASE CERTIFICATE

THIS IS TO CERTIFY that The Keith Companies, Inc., a California corporation (the "COMPANY"), has offered you (the "PURCHASER") the right to purchase Common Stock (the "Stock" or "Shares") of the Company under its Amended and Restated 1994 Stock Incentive Plan (the "Plan"), as follows:

Name of Purchaser:           _________________________

Address of Purchaser:        c/o The Keith Companies
                             19 Technology Drive
                             Irvine, CA 92618

Number of Shares:            ______________________

Purchase Price:              Prior services rendered with a value equal to
                             $____($_____per share)

Offer Grant Date:            ______________________

Offer Expiration Date:       15 Days after the Offer Grant Date

Vesting
Commencement Date:           ______________________

Vesting Schedule:               ANNIVERSARY                 NUMBER OF
                               OF THE VESTING                 VESTED
                             COMMENCEMENT DATE                SHARES
                             -----------------                ------
                                   First                    ___________
                                   Second                    _________
                                   Third                     _________

By your signature and the signature of the Company's representative below, you and the Company agree to be bound by all of the terms and conditions of the Stock Purchase Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Agreement, you hereby irrevocably elect to exercise the purchase rights granted pursuant to the Stock Purchase Agreement, to receive the shares of Restricted Stock of The Keith Companies, Inc., designated above, and to waive any claim to compensation for prior services to the Company as payment of the purchase price of the shares being purchased.

PURCHASER:                                        THE KEITH COMPANIES, INC.


                                                  By:
--------------------------------------------      ------------------------------
[Name]                                            Aram H. Keith, Chief Executive
                                                  Officer


Dated:______________________________________      Dated: _______________________



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                                     ANNEX I

         THE SHARES OF STOCK GRANTED PURSUANT TO THIS AGREEMENT ARE NOT
            TRANSFERABLE OTHER THAN AS SET FORTH IN THIS AGREEMENT.

            THE KEITH COMPANIES, INC. AMENDED AND RESTATED 1994 STOCK
                                 INCENTIVE PLAN

                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "AGREEMENT") is made and entered into on the execution date of the Stock Purchase Certificate to which it is attached (the "CERTIFICATE"), by and between The Keith Companies, Inc., a California corporation (the "COMPANY"), and the Director, Employee or Consultant ("PURCHASER") named in the Certificate.

Pursuant to the The Keith Companies, Inc. Amended and Restated 1994 Stock Incentive Plan (the "PLAN"), the Administrator of the Plan has authorized the grant to Purchaser of the right to purchase shares of the Company's Common Stock, upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

SECTION 1. THE OFFER

     1.1 OFFER OF THE STOCK. The Company hereby offers to sell to Purchaser the number of shares of stock set forth in the certificate at the price and subject to the restrictions set forth in this Agreement (the shares of stock which you purchase under this agreement are referred to as the "Stock" or "Shares").

     1.2 PURCHASE PRICE. The Purchase Price for the Stock is set forth in the Certificate.

     1.3 PAYMENT FOR THE STOCK. Shares have been awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award. By your execution of the Certificate, you agree to purchase the Shares in lieu of receiving unpaid compensation for such prior services in the amount set forth in the Certificate and to waive any claim for such compensation. Purchase of the Shares constitutes payment in full of the Company's obligation to pay you such compensation, regardless of whether or not you actually vest in some or all of the Shares.

     1.4 EXPIRATION OF OFFER. This offer expires at 5:00 o'clock p.m. on the date set forth in the certificate.

SECTION 2. ACCEPTANCE OF THE OFFER

There is no obligation to exercise the rights granted to you under this Agreement, in whole or in part. Purchaser may purchase fewer shares than the number offered to Purchaser in this Agreement. However, you will not be entitled to a cash or other form of payment attributable to compensation for prior services if you do not accept the offer or any portion thereof. If



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Purchaser decides to accept the offer and purchase any shares offered, Purchaser must do the following:

     2.1 COMPLETE DOCUMENTS. Complete, sign and date one copy of the Certificate;

     2.2 SPOUSAL CONSENT. If Purchaser is married, Purchaser must have his or her spouse sign and date one copy of the attached Spousal Consent; and

     2.3 DELIVER TO COMPANY. Deliver to the Company on or before the time the offer expires, the signed copy of the Certificate attached to and forming part of this Agreement and the Spousal Consent as payment for the Stock.

Purchaser should retain a copy of all of the signed documents for his or her files.

SECTION 3. RESTRICTIONS ON THE STOCK

     3.1 RESTRICTIONS ON TRANSFER OF SHARES. Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value (each a "TRANSFER") or otherwise agree to engage in any of the foregoing transactions with respect to any shares of Stock unless and until such shares become Vested Shares (as defined in Section 3.2) and satisfy the additional conditions of this Section. The Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

          3.1.1 The Shares are Transferred pursuant to and in conformity with:
               (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Act of 1933, as amended (the "ACT") or (y) an exemption from registration under the Act; and (ii) the securities laws of any state of the United States; and

          3.1.2 Purchaser has, prior to the Transfer of such Shares, and if requested by the Company, provided all relevant information to the Company's counsel so that upon the Company's request, the Company's counsel is able to deliver, and actually prepares and delivers to the Company a written opinion that the proposed Transfer is: (i) (x) pursuant to a registration statement which has been filed with the Commission and is then effective or (y) exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder; and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

     3.2 ADDITIONAL RESTRICTIONS ON TRANSFER OF NON-VESTED SHARES. Purchaser agrees, for himself or herself and for his or her heirs, successors and assigns, that Purchaser shall have no right or power under any circumstance to Transfer any interest in shares of the Stock which are "NON--VESTED SHARES," as determined by the schedule set forth in the Certificate, except to the Company. As used in this Agreement, "VESTED SHARES" means all shares of the Stock which Purchaser has the right to Transfer at a specified point in time and "NON-VESTED SHARES" means



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          all shares of the Stock which Purchaser does not have the right to
          Transfer at a specified point in time. The Certificate sets forth the vesting schedule.

     3.3  COMPANY'S REPURCHASE RIGHT.

          3.3.1 SCOPE OF REPURCHASE RIGHT. Unless they have become vested, the Shares acquired under this Agreement initially shall be "RESTRICTED STOCK" and shall be subject to a right (but not an obligation) of repurchase by the Company (the "REPURCHASE RIGHT"). The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Restricted Stock, except as provided in the following sentence. The Purchaser may transfer Restricted Stock by will or intestate succession or by transfer by instrument to a trust providing that the Restricted Stock is to be passed to one or more beneficiaries upon death of the trustor. PROVIDED, HOWEVER, the transferee must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Purchaser transfers any Restricted Stock, then this Section 3 will apply to the transferee to the same extent as to the Purchaser.

          3.3.2 EXERCISE PERIOD. The Repurchase Right shall be exercisable only during the 90-day period following the later of the date when the Purchaser's service as an Employee, Outside Director or Consultant ("SERVICE") terminates for any reason, with or without cause, including (without limitation) death or disability.

          3.3.3 NON APPLICABILITY AND LAPSE OF REPURCHASE RIGHT.


               3.3.3.1 The Repurchase Right shall lapse with respect to the
                    Shares in accordance with the vesting schedule set forth in the Certificate.

               3.3.3.2 If (i) there is a Change in Control before the
                    Purchaser's Service terminates and (ii) the Restricted Stock is cancelled without substitution of successor stock or payment of any consideration, the Right of Repurchase shall lapse and all of the remaining Non-Vested Shares of Restricted Stock shall become Vested Shares.

               3.3.3.3 In addition, if (i) there is a Change in Control before the Purchaser's Service terminates and (ii) Purchaser is involuntarily or constructively terminated from his position with the Company at any time during a two year period (a "TERMINATION") following the Change in Control, the Right of Repurchase shall lapse and all of the remaining Non-Vested Shares of Restricted Stock shall become Vested Shares.

               3.3.3.4 For purposes of this Agreement a Change in Control of the
                    Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
                    Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
                    (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than (A) Aram Keith (or his family members or affiliates) or (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent



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                    (20%) or more of the combined voting power of the Company's then outstanding voting securities; (ii) there is a merger or consolidation of the Company in which the Company does not survive as an independent public company; (iii) the business or businesses of the Company for which your services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary) of the Company, or otherwise; or (iv) during any period of two (2) consecutive years during the term of this Agreement, individuals who, at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

               3.3.3.5 For the purposes of this Agreement, involuntary or constructive Termination shall include, without limitation:

                    (a) A reduction by the Company in Purchaser's base salary, bonus computation or title, or a substantial reduction in Purchaser's responsibilities as in effect immediately prior to the Change in Control or as the same may be increased from time to time or a change in employment conditions materially adverse from those in effect immediately prior to the Change in Control;

                    (b) A failure by the Company to continue any bonus plans in effect as of the date of a Change in Control (the "Bonus Plans") or a failure by the Company to continue Purchaser as a participant in the Bonus Plans on at least the same basis as Purchaser presently participates in accordance with the Bonus Plans as of the date immediately prior to the Change in Control;

                    (c) Without Purchaser's express written consent, the Company's requiring Purchaser to be based anywhere other than within 25 miles of Purchaser's present office location, except for required travel on the Company's business to an extent substantially consistent with Purchaser's present business travel obligations;

                    (d) The failure by the Company to continue in effect any stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan in which Purchaser is participating at the time of a Change in Control of the Company (or plans providing you with substantially similar benefits), or the taking of any action by the Company which would adversely affect Purchaser's participation in or materially reduce Purchaser's benefits under any of such plans;

                    (e) The taking of any action by the Company which would deprive Purchaser of any material fringe benefit (including, by way of example and without limitation, auto allowance) enjoyed by you at the time of the Change in Control or the failure by the Company to provide Purchaser with the number of paid vacation days to which Purchaser is then entitled in accordance with the Company's normal vacation policy in effect on the date of the Change in Control;



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                    (f)  The failure by the Company to obtain the assumption or the agreement to perform this Agreement by any successor of the Company; and

                    (g) Any other involuntary Termination which is not otherwise a result of (i) an act or acts of dishonesty by Purchaser constituting a felony for which Purchaser is convicted concerning Purchaser's personal enrichment at the Company's expense, or (ii) a deliberate and intentional refusal by Purchaser (except by reason of incapacity due to illness or accident) to comply with the provisions of any confidentiality agreement between Purchaser and the Company, and such breach results in demonstrably material injury to the Company.

               3.3.3.6 The Repurchase Right shall not exist with respect to
                    Vested Shares of Stock if (i) the shares have been registered under a then currently effective registration statement under applicable federal securities laws and the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or becomes an investment company registered or required to be registered under the Investment Company Act of 1940, or (ii) a determination is made by counsel for the Company that such Repurchase Right restrictions are not required in the circumstances under applicable federal or state securities laws.

          3.3.4 REPURCHASE PRICE. Following a termination of the Participant's Service, which does not result from the Company's termination of Service for Cause, the Repurchase Right shall be exercisable at a price equal to the Purchase Price of Non-Vested Shares or Fair Market Value, if lower. Following the termination of the Participant's Service for Cause, the Repurchase Right shall be exercisable as to both Vested Shares and Non-Vested Shares at a price equal to the lower of the Purchase Price as set forth in the Certificate, or Fair Market Value.

          3.3.5 RIGHTS OF REPURCHASE ADJUSTMENTS. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Right of Repurchase; and (ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Right of Repurchase; PROVIDED, HOWEVER, that the aggregate Purchase Price payable for the Restricted Stock shall remain the same.

     3.4 RETENTION OF RESTRICTED STOCK. Purchaser shall immediately deliver to the Company each certificate representing Restricted Stock issued to Purchaser hereunder, or deemed to be issued to Purchaser hereunder, together with the collateral instruments of transfer executed in blank, to be held by the Company until such time as all shares represented by that certificate become vested and any indebtedness with respect to those shares has been paid in full; provided, however, that if the Company holds a certificate representing Vested Shares and Restricted Stock, and any indebtedness with respect to the vested has been paid in full, upon Purchaser's request the Company will cause a certificate representing the Vested Shares to be delivered to Purchaser, but the Company will retain any certificate representing the Restricted Stock. Any



                                       5
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          new, substituted or additional securities or other property with respect to the Restricted Stock shall be held in the Company's custody, but only to the extent the shares are at the time Restricted Stock. All regular cash dividends on Restricted Stock (or other securities at the time held in custody) shall be paid directly to the Purchaser and shall not be held in custody. Restricted Stock, together with any other assets or securities held in custody hereunder, shall be (i) surrendered to the Company for repurchase and cancellation upon the Company's exercise of its Right of Repurchase (ii) released to the Purchaser upon the Purchaser's request to the extent the shares are no longer Restricted Stock (but not more frequently than once every six months). In any event, all shares which have vested (and any other vested assets and securities attributable thereto) shall be released within 60 days after the Purchaser's Termination of Service.

     3.5 NON-COMPLYING TRANSFERS. Every attempted Transfer of any shares of the Stock in violation of this Section 3 shall be null and void AB INITIO, and of no force or effect.

SECTION 4. LEGENDS ON STOCK CERTIFICATES

Purchaser agrees that the Company may place on each certificate representing Shares the following legend:

               "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN The Keith Companies, Inc. Amended and Restated 1994 Stock Incentive Plan AND THE Stock Purchase AGREEMENT PURSUANT TO WHICH THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID PLAN AND Stock Purchase AGREEMENT (INCLUDING THE COMPANY'S RIGHT OF REPURCHASE CONTAINED THEREIN)."

SECTION 5. WAIVER OF RIGHTS TO PURCHASE STOCK.

By signing the Certificate attached to and forming part of this Agreement, Purchaser acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to sell or transfer to Purchaser any option or equity security of the Company, other than the shares of Stock subject to this Agreement and any other right or option to purchase Stock which was previously granted in writing to Purchaser by the Board (or a committee thereof). By signing the Certificate attached to and forming part of this Agreement, except as provided in the immediately preceding sentence, Purchaser specifically waives all rights he or she may have had prior to the date of this Agreement to receive any option or equity security of the Company. By signing the Certificate attached to and forming part of this Agreement, Purchaser also acknowledges and agrees that neither the Company nor any other person or entity is under any obligation to pay unpaid compensation to Purchaser for prior services to the extent attributable to the Purchase Price under this Agreement, other than the shares of Stock subject to this Agreement.



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SECTION 6. TAX WITHHOLDING.

     6.1 PAYMENT OF TAXES. Purchaser agrees that, subject to SECTION 6.2 below, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement (i.e., the date the Non-Vested Shares become Vested Shares), Purchaser shall pay to the Company any federal, state or local taxes of any kind, including payroll taxes, required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Purchaser's tax withholding payments may, to the extent permitted by the Administrator, be made (i) in cash, (ii) by withholding and applying shares of Common Stock to which the Participant is entitled as a result of the vesting and lapse of restrictions on Restricted Stock, or (iii) by payment in the form of Company Stock already held by the Purchaser. Withholding shares of Common Stock or tendering shares of Company Stock already held by the Purchaser, shall be limited to such number of shares, the Fair Market Value of which on the date the Restricted Stock vests or the already owned shares are tendered is equal to, but not in excess of, the amount of Purchaser's minimum statutory tax withholding liability. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of such Common Stock.

     6.2 83(B) ELECTION. If Purchaser properly elects, within thirty (30) days of the Grant Date (the date of the purchase), to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Stock less the amount, if any, paid by the Purchaser for the Restricted Stock granted hereunder pursuant to
          Section 83(b) of the Internal Revenue Code of 1986, as amended, Purchaser shall pay to the Company, or make other arrangements satisfactory to the Administrator (including any alternative permitted under SECTION 6.1 above) to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such Stock. If Purchaser fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to such Stock.

SECTION 7. GENERAL PROVISIONS.

     7.1 FURTHER ASSURANCES. Purchaser shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement. Any sale or transfer of the Stock to Purchaser by the Company shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.



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     7.2  NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be given to the parties hereto as follows:

If to the Company, to:

        Attn: Chief Financial Officer
        The Keith Companies, Inc.
        19 Technology Drive
        Irvine, CA 92618

If to Purchaser, to the address set forth in the records of the Company.

Any such notice request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage pre-paid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this Section 7.2.

     7.3 TRANSFER OF RIGHTS UNDER THIS AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, Company, firm or entity, including its officers, Directors and shareholders, with or without consideration.

     7.4 PURCHASE RIGHTS NON TRANSFERABLE. Purchaser may not sell, transfer, assign or otherwise dispose of any rights hereunder except by will the laws of descent and distribution or to a Permitted Transferee and the rights hereunder may be exercised during the lifetime of Purchaser only by the Purchaser or by his or her guardian or legal representative.

     7.5  ADJUSTMENTS

          7.5.1 STOCK DIVIDENDS, SPLITS, ETC. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then (i) any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) distributed with respect to any Restricted Stock (or into which such Restricted Stock thereby become convertible) shall immediately be subject to the Repurchase Right; and (ii) appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Stock and to the price per share to be paid upon the exercise of the Repurchase Right; PROVIDED, HOWEVER, that the aggregate purchase price payable for the Restricted Stock shall remain the same.

          7.5.2 LIQUIDATION, DISSOLUTION, MERGER OR CONSOLIDATION. If a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale of substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Company stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, the Company, to the extent permitted by applicable law, but otherwise in its sole discretion may provide for: (i) the continuation this Purchase Right (if outstanding but unexercised) or the Restricted Stock (if exercised) by the Company (if the Company is the Surviving Entity); (ii) the assumption of the Plan and this Purchase Right (if outstanding but unexercised) or the Restricted Stock (if exercised) by the Surviving Entity or its parent; (iii) the substitution by the Surviving Entity or its parent of a purchase right (if the Purchase Right is outstanding but unexercised) or restricted stock (if the Purchase Right is exercised) with substantially the same terms; or (iv) the cancellation of this Purchase Right (but not the Restricted Stock if exercised) without payment of any consideration, provided that if this Purchase Right would be canceled in accordance with the foregoing, the Purchaser shall have the right, exercisable during the later of the ten-day period ending on the fifth day prior to such merger or consolidation or ten days after the Administrator provides the Purchaser with a notice of cancellation, to exercise this Purchase Right in whole or in part without regard to any installment exercise provisions in this Agreement.

          7.6 SUCCESSORS AND ASSIGNS. Except to the extent this Agreement is specifically limited by the terms and provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor, assigns, heirs and personal representatives.

          7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

          7.8 SEVERABILITY. Should any paragraph or any part of a paragraph within this Stock Purchase Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other paragraph or part of a paragraph in this Stock Purchase Agreement.

          7.9 THE PLAN. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply herewith. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.

          7.10 MISCELLANEOUS. Title and captions contained in this Agreement are inserted for convenience and reference only and do not constitute a part of this Agreement for any purpose.



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


                                 SPOUSAL CONSENT



The undersigned spouse of purchaser does hereby consent to the execution of the foregoing Agreement by purchaser, and the performance by him of his obligations thereunder.



DATED:
      ----------------------------          ---------------------------------
                                            [Name]



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3
                                LETTER REGARDING
                     FEDERAL AND CALIFORNIA TAX CONSEQUENCES

                            The Keith Companies, Inc.
                               19 Technology Drive
                                Irvine, CA 92618


-----------------------------
c/o The Keith Companies, Inc.
19 Technology Drive
Irvine, CA 92618

Dear______________:

This letter is to notify you of certain federal and California income tax consequences to you as a result of your purchase of shares (the "SHARES") of Common Stock of The Keith Companies, Inc. (the "COMPANY") pursuant to the Stock Purchase Agreement dated __________, ____ between you and the Company.

The conclusion of this letter is that, if the purchase price for the Shares equals their fair market value on the date you sign the Stock Purchase Agreement, you should send copies of the attached form (the "SECTION 83 ELECTION FORM") relating to Section 83 ("SECTION 83") of the Internal Revenue Code of 1986 (the "INTERNAL REVENUE CODE"), to the Internal Revenue Service and the Company, not later than 30 days after the date of the Stock Purchase Agreement. If the purchase price for the Shares is prior services rendered or is less than their fair market value on the date you sign the Stock Purchase Agreement, you should consider carefully whether or not you should file the Section 83 Form within 30 days after you sign the Stock Purchase Agreement. Timely filing the
Section 83(b) Election Form will require you to recognize any taxable income attributable to the Shares based on their market value at the date of purchase. If you make the election, any subsequent increase in value will be taxed as long-term or short-term capital gain (depending on your holding period) when you sell or transfer the Shares.

FEDERAL INCOME TAX CONSEQUENCES

Certain federal income tax consequences to you in connection with your purchase of the Shares are determined in accordance with Section 83.

SECTION 83(A). Under Section 83(a), a person to whom property is transferred in connection with the performance of services ("SECTION 83 PROPERTY") must recognize ordinary income in the year the property is transferred in an amount equal to the fair market value of the Section 83 property at the time it is transferred less the amount, if any, paid for the Section 83 property, unless the Section 83 property is not transferable and is subject to a substantial risk of forfeiture (collectively, a "RISK OF FORFEITURE"). If there is a Risk of Forfeiture, then the person acquiring Section 83 property will not recognize income until the Risk of Forfeiture lapses (unless a Section 83(b) election is made - see below), at which time the person must recognize as ordinary income the fair market value of the Section 83 property at that time less the amount, if any, paid for the Section 83 property.


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Your purchase of the Shares constitutes a transfer of Section 83 property.
Further, the Stock Purchase Agreement provides that, if you cease to be employed by the Company for any reason, the Company must repurchase from you and you must sell to the Company all Non-Vested Shares (as defined in the Stock Purchase Agreement) for an amount which may be less than their fair market value. Under Regulations promulgated under Section 83, these provisions constitute a Risk of Forfeiture over your Non-Vested Shares. Thus, under Section 83(a), you would not be required to recognize any income as a result of your purchase of the Shares until they vest; when they vest, you would be required under Section 83(a) to recognize as ordinary income the excess, if any, of the fair market value of the Shares (as of the day they vest) over the price you paid for those Shares under the Stock Purchase Agreement (for this purpose, the value of any prior services that were consideration for the purchase of Shares will be value at zero). If the price of the Company's Common Stock is greater when the Shares vest than when you purchased them, you could have a substantial tax liability in connection with your purchase of the Shares when they vest.

SECTION 83(B) ELECTION. Section 83(b) provides an alternative method for taxing
Section 83 property. Under Section 83(b), a person may elect to recognize ordinary income in the year Section 83 property is transferred to him or her, rather then waiting until it vests. Thus, if you make a Section 83(b) election, you will be required to recognize as ordinary income in the year you purchase the Shares the difference, if any, between the fair market value of the Shares on the date you sign the Stock Purchase Agreement and the purchase price you pay for the Shares. For example, if you make the Section 83(b) election and you paid a purchase price for the Shares equal to their fair market value, you will not pay any taxes in the year of the purchase in connection with your purchase of the Shares. On the other hand, if you make the Section 83(b) election and the purchase price of the Shares is less than their fair market value on the date you sign the Stock Purchase Agreement (for example, if Shares are granted in lieu of unpaid compensation for prior services), you will be required to pay taxes on the difference between those amounts in the year of the purchase. In either case, however, if you make the Section 83(b) election, you will not be required to recognize any income when the Shares vest.

To make the Section 83(b) election, you must file the Section 83 Form with both the Company and the Internal Revenue Service office where you file federal income tax returns. YOU MUST FILE THE SECTION 83(B) FORM WITHIN 30 DAYS AFTER YOU SIGN THE STOCK PURCHASE AGREEMENT. In addition, you must attach a copy of the Section 83(b) Form to your income tax return that covers the year in which you filed the Form.

SALE OF SECTION 83 PROPERTY. If a person sells Section 83 property after the Risk of Forfeiture lapses (or after making a Section 83(b) election), he or she will recognize taxable gain or loss equal to the difference between the amount realized upon the sale of the Section 83 property and the person's "adjusted basis" for the Section 83 property. The person's adjusted basis for the Section 83 property will be (i) the amount paid for the Section 83 property plus (ii) any amount which the person has included in gross income pursuant to the Section 83(b) election. Thus, upon sale, you will recognize taxable gain or loss equal to the difference between the sale price of the Shares and your adjusted basis for the Shares.

In general, the gain or loss you recognize will be capital gain or loss if the following "Capital Gain Requirements" are met: (i) the Section 83


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property is a capital asset and (ii) the Section 83 property is held for more than 12 months from either the date the Restrictions on Transfer lapse or, if a
Section 83(b) election is made, the date the Section 83 property is acquired. Thus, as the Shares are probably a capital asset in your hands, you will recognize long-term capital gain or loss upon their sale if you hold them for more than 12 months from either the date they vest or, if you make the Section 83(b) election, from the date you sign the Stock Purchase Agreement. If you hold the Shares for less than 12 months from either the day they vest or, if you make the Section 83 (b) election, from the date you sign the Stock Purchase Agreement, you will recognize short-term capital gain or loss.

FORFEITURE OF SECTION 83 PROPERTY. If a person's interest in Section 83 property is forfeited, the person will recognize gain or loss equal to the difference between the amount realized upon forfeiture and the amount paid for the Section 83 property. In your case, if your employment with the Company is terminated before all of the Shares have vested, the Company is obligated to repurchase from you, and you are obligated to sell to the Company, any Non-Vested Shares at the price you paid for them. As there would be no difference between the amount realized upon forfeiture and the amount paid for the Shares, you would not be required to recognize any gain or loss at that time. However, UPON FORFEITURE, YOU WOULD NOT BE ABLE TO RECOUP ANY TAXES YOU PAY PURSUANT TO A SECTION 83(B) ELECTION. The amount of taxes you pay in connection with Shares that are forfeited will be considered a capital loss, but only to the extent of the consideration you actually paid to purchase the Shares (i.e. other than your prior services).

CALIFORNIA INCOME TAX CONSEQUENCES.

The California income tax consequences to you in connection with your purchase of the Shares are identical to the federal income tax consequences. To make the
Section 83(b) election in California, you must file the Section 83(b) Form with the Internal Revenue Service, as described above; there are no extra filing requirements for making the Section 83(b) election in California.

If you have any questions concerning the tax consequences described in this letter, please feel free to call me.

                                    Sincerely,

                                    The Keith Companies, Inc.

                                    By:
                                        ----------------------------------
                                    Its:
                                        ----------------------------------


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



                     ELECTION TO INCLUDE IN GROSS INCOME IN
                   YEAR OF TRANSFER PURSUANT TO SECTION 83(B)
                            THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations of the Commissioner of Internal Revenue promulgated thereunder, with respect to the
Section 83 property described below, and supplies the following information in connection with that election:

1. The name, address, taxable year and taxpayer identification number of the undersigned are:

               Name
                   ---------------------------------------

               Address
                      ------------------------------------


               -------------------------------------------


               -------------------------------------------

        Taxable Year __________     Taxpayer I.D. No.______________

2. The description of the Section 83 property with respect to which the undersigned is making the election is as follows:

_______________ (_____) shares (the "SUBJECT SHARES") of the Common Stock of The Keith Companies, Inc., a California corporation (the "COMPANY").

3. The date upon which the Subject Shares were transferred to, and acquired by, the undersigned was ____________, ________.

4. The Subject Shares are subject to restrictions under a ___________ vesting period. If the undersigned's employment terminates, the Company is obligated to purchase and the undersigned is obligated to sell to the Company all Subject Shares that are not vested for a purchase price, which in certain circumstances may be less than the fair market value of the Subject Shares.

5. The fair market value of the Subject Shares at the time of the transfer to, and acquisition by, the undersigned (determined without regard to any restrictions other than restrictions which by their terms will never lapse) was $_____ per share.

6. The amount paid by the undersigned for the Subject Shares was $____ per share.

7.   The undersigned has furnished a copy of this election to the Company.


Dated:
      -----------------------                     ------------------------------
                                                             (Signature)


Make 4 copies

(1) IRS (to be filed at the IRS where you ordinarily file your returns) within 30 days after you sign the Stock Purchase Agreement.

(2)   IRS (to be filed with your income tax return)

(3)   The Keith Companies, Inc.

(4)   Copy for purchaser


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